                                                                     EXHIBIT 28


______________ principal amount                   _____________________________
of Debentures                                            the "Participant"



    INVESTMENT OPTION AGREEMENT, made as of this 15th day of June, 1994, among LOEWEN GROUP INTERNATIONAL, INC. (the "Company"), LOEWEN MANAGEMENT INVESTMENT CORPORATION, a wholly owned subsidiary of the Company acting as agent for the Company ("LMIC"), and the above-named Participant.

    WHEREAS, the Compensation Committee of the Board of Directors of the Company's parent corporation, The Loewen Group Inc. ("TLGI") has adopted The Loewen Group Inc. 1994 Management Equity Investment Plan (the "Plan") to provide an incentive to designated employees of the Company's direct and indirect U.S. subsidiaries to continue employment and to work in the best interests of the TLGI's shareholders by offering the employees the opportunity to make an investment that will increase the employees' participation in the potential appreciation of TLGI's Common Shares (the "Common Shares");

    WHEREAS, the Participant is employed by a direct or indirect U.S. subsidiary of the Company in a key capacity and the committee designated by TLGI's Board of Directors to administer the Plan (the "Committee") has designated the Participant as an eligible employee under the Plan;

    WHEREAS, in connection with the Plan, the Company is issuing and selling to LMIC an issue of 1994 Exchangeable Floating Rate Debentures due July 15, 2001 (the "Debentures"), which will be exchangeable for Convertible First Preferred Shares, Series B, of TLGI (the "Convertible Preferred Shares"), which in turn will be convertible into Common Shares; and

    WHEREAS, LMIC, in its capacity as agent for the Company, has agreed to sell to the Participant an investment option to purchase from LMIC a specified principal amount of the Debentures and the Participant has agreed to purchase such option from LMIC.

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

    1. SALE AND PURCHASE OF OPTION. LMIC hereby sells, and the Participant hereby purchases, an investment option (the "Option") evidenced by this Investment Option Agreement entitling the Participant to purchase from LMIC the principal amount of Debentures indicated above (the "Option Debentures"), at a purchase price equal to $95,000 per $100,000 principal amount of Option Debentures (the "Purchase Price"). The Option is not intended to be an incentive stock option.

    2. INVESTMENT OPTION AMOUNT FOR THE OPTION. Simultaneously with the Participant's execution and delivery of this Investment Option Agreement, the Participant has delivered to LMIC $5,000 per $100,000 principal amount of the Option Debentures, representing the purchase price of the Option (the "Investment Option Amount").

    3.   RESTRICTIONS ON EXERCISE OF THE OPTION.

         (a) EXERCISABILITY. Except as otherwise provided herein, the Option may not be exercised, in whole or in part, at any time prior to the fifth anniversary of the date of this Investment Option Agreement. Thereafter, the Option may be exercised beginning on the fifth anniversary of the date hereof with respect to 50% of the principal amount of the Option Debentures, and beginning on each of the sixth and seventh anniversaries of the date hereof with respect to an additional 25% of the principal amount of the Option Debentures.

         (b) ACCELERATED EXERCISABILITY. Notwithstanding Section 3(a), but subject to Sections 3(c) and 3(d), the Option shall vest in full and may be exercised immediately upon the occurrence of any Accelerated Vesting Event as defined in Exhibit A hereto.

         (c) EXPIRATION. The Option may not be exercised on or after, and shall expire on, June 15, 2001 or such earlier date as is provided herein (the "Expiration Date").

         (d) SECURITIES LAWS. The Participant confirms that the Participant will not make any distribution of Option Debentures purchased pursuant to any exercise of the Option, the Convertible Preferred Shares into which such Option Debentures are exchangeable or the Common Shares into which such Convertible Preferred Shares are convertible, in violation of applicable securities laws.

    4.   REPURCHASE OF THE OPTION.

         (a) DISCRETIONARY REPURCHASE. In the event the weighted average trading price of the Common Shares for any five consecutive days on which such shares are traded on NASDAQ/NMS exceeds $75.00 per share (as adjusted to reflect any stock split, stock dividend or similar event) during the term hereof, LMIC may repurchase the Option (and all other options outstanding under investment option agreements entered into pursuant to the Plan), in whole, 20 business days after notice to the Participant specifying LMIC's determination to repurchase the Option and the date of repurchase. The repurchase shall be effected by paying the Participant an amount equal to the Investment Option Amount applicable to the unexercised portion of the Option; PROVIDED, HOWEVER, that in such event the Option shall become exercisable in full (except to the extent that any portion of the Option has been forfeited pursuant to Section 5) and the Participant shall have the right to exercise the unexercised portion of the Option within 18 business days after the date of such notice. Upon repurchase, the then unexercised portion of the Option shall expire.

         (b) REPURCHASE UPON REDEMPTION OF DEBENTURES. In the event the Debentures are redeemed by the Company pursuant to Section 3(a) of the Debentures, LMIC shall repurchase the unexercised portion of the Option on the date of such redemption by paying the Participant an amount equal to the Investment Option Amount applicable to the unexercised portion of the Option.

         (c) REPURCHASE FOLLOWING EXPIRATION. Unless sooner repurchased pursuant to Section 4(a) or 4(b), LMIC shall repurchase the Option, in whole, on the Expiration Date by paying the Participant an amount equal to the Investment Option Amount applicable to the unexercised portion of the Option.

    5. TERMINATION OF EMPLOYMENT. If the Participant is no longer employed with the Company or any of its direct or indirect U.S. subsidiaries for any reason whatsoever, including death or disability, the unexercised portion of the Option shall be forfeited except to the extent that the Option has become nonforfeitable as follows: the Option shall become nonforfeitable with respect to 14% of the Option Debentures on each of the first five anniversaries of the date hereof and with respect to an additional 15% of the Option Debentures on the sixth and seventh anniversaries of the date hereof, provided that the Participant is employed by the Company or any of its subsidiaries on such date. The Participant (or the Participant's estate in the event of Participant's death) shall be entitled (until the Expiration Date and subject to Sections 3 and 4) to exercise the nonforfeited portion of the Option to the extent not previously exercised. The Investment Option Amount with respect to any portion of the Option Debenture forfeited pursuant to this Section 5 shall be refunded to the Participant, without interest, within 20 business days after the date on which the Participant terminates employment.

    6.   EXERCISE.

         (a) GENERAL. The Option may be exercised by the Participant as a whole or from time to time in part by completion and delivery to LMIC of a notice (together with any documents specified therein) in one of several forms to be prescribed by LMIC depending on whether the Participant proposes to pay the Purchase Price for the Debentures being purchased in cash or with the prior consent of LMIC, by application of the proceeds from a simultaneous conversion of Debentures into Convertible Preferred Shares and then into Common Shares and the sale of all or a portion of such Common Shares (provided such sale is permitted under applicable securities laws). Upon exercise of the Option the Participant will be required to pay to LMIC an amount equal to the Purchase Price (I.E., $95,000 for each $100,000 principal amount of Option Debentures being purchased). Each exercise of the Option shall be made with respect to no less than $50,000 principal amount of Option Debentures unless the remaining principal amount of Debentures purchasable under the Option is less than such amount.

         (b) COMPLIANCE WITH LAWS. Notwithstanding anything herein to the contrary, no Debentures, Convertible Preferred Shares or Common Shares will be issued hereunder unless and until all the applicable requirements imposed by U.S., Canadian, state and provincial securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction have been met. Neither the Company, LMIC nor TLGI shall be obligated to undertake the registration or qualification of Debentures, Convertible Preferred Shares or Common Shares under any applicable securities laws.

         (c) SCHEDULE. Upon each exercise of the Option, the Participant will be required to submit to LMIC the Participant's copy of this Investment Option Agreement for notation by LMIC on the schedule annexed hereto of the principal amount of Option Debentures purchased, the date of exercise and the remaining principal amount of Option Debentures for which the Option may be exercised. When the Option has been fully exercised, the Participant's copy of this Investment Option Agreement will be marked cancelled. Upon any repurchase of the Option, the Participant will be required to deliver the Participant's copy of this Investment Option Agreement to LMIC for similar marking.

    7. EXCHANGE. Exchange of Debentures acquired by a Participant upon exercise of the Option shall be effected by completion and delivery to the Company of an exchange notice (together with the documents specified therein) in the form prescribed by the Company. Participant shall be required to exchange any Debentures acquired pursuant to this Agreement for Convertible Preferred Shares, and each notice relating to the exercise of the Option hereunder shall include a statement that Participant elects to exchange the Debentures acquired pursuant to the Option for Convertible Preferred Shares. Each such exchange shall be effected immediately upon the purchase or the Debenture by Participant. Participant shall not be required to convert Convertible Preferred Shares acquired pursuant to such exchange into Common Shares. To the extent that the exchange of Debentures would result in the issuance of fractional shares, the Participant shall be entitled only to receive cash equal to the market value of such fractional shares.

    8.   MISCELLANEOUS.

         (a) NO RIGHT TO CONTINUED EMPLOYMENT. Neither this Investment Option Agreement nor the Plan shall be construed as giving the Participant any right to be retained in the employ of TLGI, the Company or any of their direct or indirect subsidiaries.

         (b) NON-TRANSFERABILITY. Except as provided in Section 5, the Option is exercisable only by the Participant during his or her lifetime and neither this Investment

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Option Agreement nor the Option may be sold, pledged, assigned, hypothecated or transferred in any manner.

         (c) TAX WITHHOLDING. The Company and its subsidiaries shall have the right to require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for Debentures, Convertible Preferred Shares or Common Shares or the payment of any money or other property, an amount sufficient to satisfy any tax withholding requirements.

         (d) AMENDMENT. This Investment Option Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. The waiver by any party of compliance with any provision of this Investment Option Agreement by any other party shall not operate or be construed as a waiver of any other provision of this Investment Option Agreement, or of any subsequent breach by such party of a provision of this Investment Option Agreement.

         (e) NOTICE OF CERTAIN EVENTS. The Company shall provide the Participant with a copy of any notice required to be given to holders of Debentures pursuant to the terms of the Debentures. Any such notice shall be provided to the Participant at the same time such notice is required to be provided to holders of Debentures.

         (f) MAINTENANCE OF AN OFFICE. This Investment Option Agreement may be submitted for exercise of the Option and notices or demands to or upon LMIC in respect hereof may be served at the offices of Loewen Group Inc. in Covington, Kentucky. LMIC will advise the Participant of any change in the location of such office.

         (g) NOTICES. Except as otherwise provided herein, every notice or other communication relating to this Investment Option Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; PROVIDED, HOWEVER, that unless and until some other address shall be so designated, all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the address noted under the Participant's signature below. Any notice or other communication given by personal delivery shall be conclusively deemed to have been delivered on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day. Any notice given by electronic communication shall be confirmed by mail or personal delivery as noted above.

         (h) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Investment Option Agreement.

         (i) GOVERNING LAW. This Investment Option Agreement is to be governed by and interpreted in accordance with the laws of New York.

         (j) ACKNOWLEDGMENT OF AGENCY. The parties hereto acknowledge that LMIC is acting as agent on behalf of the Company and is issuing and selling the Option and is acquiring, holding and transferring the Debentures, in its capacity as such pursuant to the terms of this Investment Option Agreement and the Plan. Accordingly, the rights and obligations of LMIC hereunder shall be regarded as direct rights and obligations of the Company for all purposes hereunder.

    IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the day and year first above written.

                             LOEWEN GROUP INTERNATIONAL, INC.


                             By:
                                 ----------------------------------------------
                                Title:
                                       ----------------------------------------

                                Address:
                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------


                             LOEWEN MANAGEMENT INVESTMENT
                             CORPORATION


                             By:
                                 ----------------------------------------------
                                Title:
                                       ----------------------------------------

                                Address:
                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------


                             --------------------------------------------------
                             Participant

                             Address:
                                         --------------------------------------


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                                         --------------------------------------

                                         --------------------------------------

                             --------------------------------------------------
                             Social Security or Tax I.D. Number

                                                                        SCHEDULE



                              RECORD OF OPTION EXERCISES
                              --------------------------


         Principal Amount of                Remaining Principal
         Debentures Purchased          Amount of Debentures
DATE      PURSUANT TO OPTION                  SUBJECT TO OPTION
----     --------------------               --------------------
NOTATION MADE BY
----------------


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                                          7

                                      EXHIBIT A

                              Accelerated Vesting Events


    An "Accelerated Vesting Event" shall be deemed to have occurred upon (i) an Event of Default under the Debentures, (ii) either Section 3.1 or Section 3.2 of the Shareholder Rights Plan dated April 20, 1990 of TLGI, as amended, becoming applicable, or (iii) the acquisition of 25% or more of the Common Shares by any person other than Raymond L. Loewen.